                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the "Registration Statement") of MFS Series Trust XIII (the "Trust"), of my opinion dated March 3, 2006, appearing in Post-Effective Amendment No. 34 to the Trust's Registration Statement filed with the Securities and Exchange Commission on March 3, 2006.

                                              CHRISTOPHER R. BOHANE
                                              ---------------------------------
                                              Christopher R. Bohane
                                              Assistant Clerk and Assistant
                                                Secretary

Boston, Massachusetts
June 26, 2006